SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                FORM 8-K/A

                             (AMENDMENT NO. 1)


                    Pursuant to Section 13 or 15 (d) of
                    the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):   June 12, 1996



                            PRIME BANCORP, INC.
            (Exact name of registrant as specified in charter)


                                  Delaware
              (State of other jurisdiction of incorporation)


        0-17286                                              23-2528428
(Commission File Number)                               (I.R.S. Employer
                                                       Identification No.)


6425 Rising Sun Avenue, Philadelphia, Pennsylvania                      19111
(Address of principal executive offices)                           (Zip Code)

The undersigned registrant hereby amends Item 7 Financial Statements, Pro Forma Financial Information and Exhibits on Form 8-K filed with the Securities and Exchange Commission on June 27, 1996 as set forth in the pages attached hereto.

Amend Item 7 by submitting Financial Statements and Pro Forma Financial Information relating to the Merger between the registrant and First Sterling Bancorp, Inc.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
    a) Financial Statements of Business Acquired.
       Annual Financial Statements:
         Report of Independent Accountants...................     F-2
         Consolidated Balance Sheets at December 31, 1995
            and 1994.........................................     F-3
         Consolidated Statements of Income for the Years Ended
            December 31, 1995, 1994 and 1993.................     F-4
         Consolidated Statements of Shareholders' Equity for
            the Years Ended December 31, 1995, 1994 and 1993.     F-5
         Consolidated Statements of Cash Flows for the Years
            Ended December 31, 1995, 1994 and 1993...........     F-6
         Notes to Consolidated Financial Statements..........  F-7 - F-21
         Interim Financial Statements:
         Consolidated Balance Sheets at June 30, 1996 and
            December 31, 1995................................    F-22
         Consolidated Statements of Income (Unaudited) for
            the Three and Six Months Ended June 30, 1996
            and 1995.........................................    F-23
         Consolidated Statements of Cash Flows (Unaudited)
            for the Six Months Ended June 30, 1996 and
            1995.............................................    F-24
         Notes to Consolidated Financial Statements
            (Unaudited)......................................    F-25

    b) Pro Forma Financial Information
       The following unaudited pro forma condensed consolidated
          financial statements are filed with this report:
       Pro Forma Combined Balance Sheet at June 30, 1996.....    F-26
       Pro Forma Condensed Combined Statement of Operations
          Six Months Ended June 30, 1996 and 1995............    F-27
       Pro Forma Condensed Combined Statement of Operations
          Years Ended December 31, 1995 and 1994.............    F-28
          Years Ended December 31, 1993......................    F-29
          Notes to Pro Forma Combined Financial Information  F-30 - F-31

The Pro Forma Combined Balance Sheet of Prime and First Sterling as of June 30, 1996, give effect to the Merger using a pooling of interest method of accounting. The Pro Forma Financial Information should be read in conjunction with the Consolidated Financial Statements of the Registrant. The data set forth is not necessarily indicative of the results of the future operations of Prime upon consummation of the Merger or the actual results that would have been achieved had the Merger been consummated for the periods presented.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



     Date:   August 12, 1996                     /s/ James J. Lynch
                                                 James J. Lynch
                                                 President and Chief
                                                    Executive Officer



     Date:   August 12, 1996                     /s/ Michael J. Sexton
                                                 Michael J. Sexton
                                                 Treasurer and Chief
                                                    Financial Officer

                        INDEX TO FINANCIAL STATEMENTS OF
                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY

Annual Financial Statements

  Report of Independent Accountants.......................................................................        F-2

  Consolidated Balance Sheets at December 31, 1995 and 1994...............................................        F-3

  Consolidated Statements of Income for the Years Ended
     December 31, 1995, 1994 and 1993.....................................................................        F-4

  Consolidated Statements of Shareholders' Equity for the Years Ended
     December 31, 1995, 1994 and 1993.....................................................................        F-5

  Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1995, 1994 and 1993.....................................................................        F-6

  Notes to Consolidated Financial Statements..............................................................        F-7

Interim Financial Statements

  Consolidated Balance Sheets at June 30, 1996 and December 31, 1995......................................       F-22

  Consolidated Statements of Income (Unaudited) for the Three and Six Months Ended
     June 30, 1996 and 1995...............................................................................       F-23

  Consolidated Statements of Cash Flows (Unaudited) for the Six Months Ended
     June 30, 1996 and 1995...............................................................................       F-24

  Notes to Consolidated Financial Statements (Unaudited)..................................................       F-25

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors of
First Sterling Bancorp, Inc.:

We have audited the accompanying consolidated balance sheets of First Sterling Bancorp, Inc. and Subsidiary (the Company) as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Sterling Bancorp, Inc. and Subsidiary as of December 31, 1995 and 1994 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 115, 'Accounting for Certain Investments in Debt and Equity Securities' as of December 31, 1993.

                                          COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 23, 1996

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                                          1995           1994
                                                                                      -------------  -------------
                                      ASSETS:
Cash and due from banks.............................................................  $   4,861,330  $     926,529
Federal funds sold..................................................................             --      4,800,000
Investments available for sale......................................................     49,833,117     30,339,944
Investments held to maturity........................................................        594,525     15,119,841
Federal Reserve Bank stock..........................................................        242,800        242,800
Loans:
  Commercial........................................................................     94,507,827     75,947,150
  Mortgage..........................................................................     48,412,745     32,772,205
  Consumer..........................................................................     11,701,227     10,135,032
                                                                                      -------------  -------------
  Total loans.......................................................................    154,621,799    118,854,387
  Allowance for loan losses.........................................................     (2,318,001)    (1,781,627)
                                                                                      -------------  -------------
  Loans, net........................................................................    152,303,798    117,072,760
                                                                                      -------------  -------------
  Accrued interest and fees receivable..............................................      2,143,807      1,362,593
Premises and equipment, at cost:
  Leasehold improvements............................................................      1,042,817      1,020,497
  Furniture, fixtures and equipment.................................................        995,360        991,055
  Computer equipment and software...................................................        926,888        819,074
                                                                                      -------------  -------------
                                                                                          2,965,065      2,830,626
  Accumulated depreciation..........................................................     (1,915,584)    (1,551,950)
                                                                                      -------------  -------------
Premises and equipment, net.........................................................      1,049,481      1,278,676
Federal income taxes receivable.....................................................             --         24,831
Deferred income taxes...............................................................        614,478        856,072
Prepaid expenses and other assets...................................................        342,237        302,770
                                                                                      -------------  -------------
    Total assets....................................................................  $ 211,985,573  $ 172,326,816
                                                                                      -------------  -------------
                                                                                      -------------  -------------
                                    LIABILITIES:
Deposits:
  Demand............................................................................  $  24,404,024  $  18,581,626
  Savings and money market..........................................................     24,420,762     24,090,249
  Certificates of deposit less than $100,000........................................     96,299,709     79,863,378
  Certificates of deposit of $100,000 or more.......................................     22,833,811     14,879,266
                                                                                      -------------  -------------
                                                                                        167,958,306    137,414,518
Repurchase agreements...............................................................      2,778,000      1,765,000
Income taxes payable................................................................         16,948             --
Accrued interest payable............................................................      2,976,922      1,886,888
Accrued liabilities.................................................................      1,577,325      1,788,502
Subordinated debentures.............................................................      1,050,000      1,050,000
FHLB advances.......................................................................             --      5,000,000
FHLB notes payable..................................................................     23,646,201     13,694,067
                                                                                      -------------  -------------
    Total liabilities...............................................................    200,003,702    162,598,975
                                                                                      -------------  -------------
Commitments and contingencies (Note 11)
Shareholders' equity:
  Common stock, par value $1 per share; 5,000,000 shares authorized; 1,470,003 shares issued; 1,454,203 and 1,470,003 shares outstanding at December 31, 1995
    and 1994, respectively..........................................................      1,470,003      1,470,003
  Additional paid-in capital........................................................      6,621,747      6,621,747
  Retained earnings.................................................................      3,674,660      2,058,196
  Unrealized gains (losses) on investments available for sale, net of taxes.........        412,961       (422,105)
  Treasury stock, 15,800 shares, at cost............................................       (197,500)            --
                                                                                      -------------  -------------
    Total shareholders' equity......................................................     11,981,871      9,727,841
                                                                                      -------------  -------------
    Total liabilities and shareholders' equity......................................  $ 211,985,573  $ 172,326,816
                                                                                      -------------  -------------
                                                                                      -------------  -------------

          See accompanying notes to consolidated financial statements.

                       CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                                       1995           1994             1993
                                                                   -------------  -------------   -------------
Interest income:
  Interest and fees on loans....................................  $   12,675,922  $    9,730,124  $    8,760,194
  Interest on investment securities and federal funds sold......       3,285,861       2,282,644       1,765,125
  Other interest and dividends..................................         222,650          69,491         118,075
                                                                  --------------  --------------  --------------
     Total interest income......................................      16,184,433      12,082,259      10,643,394
                                                                  --------------  --------------  --------------
Interest expense:
  Interest on savings and money market deposits.................         977,218         861,003         770,942
  Interest on certificates of deposit less than
     $100,000...................................................       4,975,017       3,527,942       2,754,294
  Interest on certificates of deposit of $100,000 or more.......         984,241         760,045         981,273
  Interest on Federal Home Loan Bank borrowings.................       1,637,419         748,669         535,155
  Interest on repurchase agreements.............................          79,576          50,908          13,279
  Interest on subordinated debt.................................          78,750          78,750          78,750
                                                                  --------------  --------------  --------------
                                                                       8,732,221       6,027,317       5,133,693
                                                                  --------------  --------------  --------------
     Net interest income........................................       7,452,212       6,054,942       5,509,701
Provision for loan losses.......................................         485,000         351,000         718,000
                                                                  --------------  --------------  --------------
     Net interest income after provision for loan
        losses..................................................       6,967,212       5,703,942       4,791,701
Other income:
  Service charges and other fees................................         583,219         499,494         626,148
  Gain (loss) on sale of investment securities..................           4,139        (116,972)        112,048
                                                                  --------------  --------------  --------------
     Net interest income and other income.......................       7,554,570       6,086,464       5,529,897
                                                                  --------------  --------------  --------------
Operating expenses:
  Salaries and employee benefits................................       2,214,586       1,953,316       1,525,000
  Occupancy.....................................................       1,046,415         950,121         747,252
  Advertising...................................................         213,000         252,033         174,653
  Insurance.....................................................         223,806         342,301         288,235
  Other.........................................................       1,401,585       1,200,831       1,050,278
                                                                  --------------  --------------  --------------
     Total operating expenses...................................       5,099,392       4,698,602       3,785,418
                                                                  --------------  --------------  --------------
Income before income taxes......................................       2,455,178       1,387,862       1,744,479
Provision for income taxes......................................         838,714         483,700         590,414
                                                                  --------------  --------------  --------------
     Net income.................................................  $    1,616,464  $      904,162  $    1,154,065
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
Earnings per share:
  Primary.......................................................  $         1.07  $          .62  $          .83
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
  Weighted average shares outstanding -- Primary................       1,515,253       1,464,598       1,396,503
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
  Fully-diluted.................................................  $         1.03  $          .61  $          .79
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
  Weighted Average shares outstanding --
     fully-diluted..............................................       1,625,763       1,575,108       1,520,032
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

          See accompanying notes to consolidated financial statements.

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                ADDITIONAL                 UNREALIZED                  TOTAL
                                    COMMON       PAID-IN    ACCUMULATED   SECURITIES    TREASURY   SHAREHOLDERS'
                                     STOCK       CAPITAL      EARNINGS       GAINS       STOCK        EQUITY
                                  -----------  -----------  ------------  -----------  ----------  ------------
Balance, December 31,
  1992..........................  $ 1,370,003  $ 5,721,747   $      (31)           --              $  7,091,719
Net income......................           --           --    1,154,065            --                 1,839,337
Unrealized appreciation on
  available-for-sale securities,
  net of deferred taxes.........           --           --           --   $   685,272                        --
                                  -----------  -----------  ------------  -----------  ----------  ------------
Balance, December 31,
  1993..........................    1,370,003    5,721,747    1,154,034       685,272          --     8,931,056
Net income......................                                904,162                                 904,162
Issuance of common
  stock.........................      100,000      900,000                                            1,000,000
Unrealized depreciation on
  available for sale securities,
  net of deferred taxes.........                                           (1,107,377)               (1,107,377)
                                  -----------  -----------  ------------  -----------  ----------  ------------
Balance, December 31,
  1994..........................    1,470,003    6,621,747    2,058,196      (422,105)         --     9,727,841
Net income......................                              1,616,464                               1,616,464
Unrealized appreciation on
  available for sale securities,
  net of deferred taxes.........                                              835,066                   835,066
Treasury stock..................                                                       $ (197,500)     (197,500)
                                  -----------  -----------  ------------  -----------  ----------  ------------
Balance, December 31,
  1995..........................  $ 1,470,003  $ 6,621,747   $3,674,660   $   412,961  $ (197,500) $ 11,981,871
                                  -----------  -----------  ------------  -----------  ----------  ------------
                                  -----------  -----------  ------------  -----------  ----------  ------------

          See accompanying notes to consolidated financial statements.

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                                         1995            1994            1993
                                                                    --------------  --------------  --------------
Cash flows from operating activities:
  Net income......................................................  $    1,616,464  $      904,162  $    1,154,065
  Adjustments to reconcile net income to cash:
     Provision for loan losses....................................         485,000         351,000         718,000
     Depreciation and amortization................................         363,634         341,483         307,537
     Deferred income tax benefit..................................        (188,591)        (33,350)       (168,790)
     Amortization of premium (discount) on investments............         (26,482)         97,304         138,159
     (Gain)/loss on sale of investment securities.................          (4,139)        116,972        (112,048)
     Increase in accrued interest receivable......................        (781,214)       (252,058)        (98,429)
     (Increase) decrease in prepaid expenses and other assets.....         (39,467)        184,954        (495,343)
     Increase in accrued interest payable.........................       1,090,034         511,053         253,890
     Increase (decrease) in accrued liabilities...................        (211,177)        866,971      (1,530,723)
     Increase in taxes payable....................................          41,779              --              --
                                                                    --------------  --------------  --------------
       Net cash provided by operating activities..................       2,345,841       3,088,491         166,318
                                                                    --------------  --------------  --------------
Cash flows from investing activities:
  Net increase in loans...........................................     (35,716,038)     (9,785,108)    (19,773,260)
  Additions to premises and equipment.............................        (134,439)       (625,488)       (265,877)
  Purchase of investments, available for sale.....................     (30,871,431)    (52,030,893)    (18,862,908)
  Purchase of securities, held to maturity........................      (6,958,125)     (2,817,637)             --
  Purchase of FRB stock...........................................              --         (29,900)             --
  Purchases of FHLB stock.........................................        (572,300)     (1,770,000)             --
  Proceeds from sales of securities available for sale............      26,020,201      40,500,129      10,317,919
  Proceeds from maturities of securities held to maturity.........       8,499,918              --              --
  Principal receipts on securities available for sale.............         209,752         147,218              --
                                                                    --------------  --------------  --------------
       Net cash used in investing activities......................     (39,522,462)    (26,411,679)    (28,584,126)
                                                                    --------------  --------------  --------------
Cash flows from financing activities:
  Net increase in deposits........................................      30,543,788      15,051,618      20,573,230
  Increase in securities sold under agreement to repurchase.......       1,013,000       1,435,000        (100,000)
  (Decrease) increase in advances under line of credit............      (5,000,000)      2,000,000       3,000,000
  Increase in notes payable to Federal Home Loan Bank.............       9,952,134       3,694,067       5,000,000
  Proceeds from issuance of bank stock............................              --       1,000,000              --
  Purchase of treasury stock......................................        (197,500)             --              --
                                                                    --------------  --------------  --------------
       Net cash provided by financing activities..................      36,311,422      23,180,685      28,473,230
                                                                    --------------  --------------  --------------
Net (decrease) increase in cash and cash equivalents..............        (865,199)       (142,503)         55,422
Cash and cash equivalents at beginning of year....................       5,726,529       5,869,032       5,813,610
                                                                    --------------  --------------  --------------
Cash and cash equivalents at end of year..........................  $    4,861,330  $    5,726,529  $    5,869,032
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------
Supplemental disclosures of cash flow information:
  Interest paid...................................................  $    7,642,187  $    5,515,264  $    4,879,803
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------
  Taxes paid......................................................  $      950,000  $      603,922  $    1,151,000
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------
Noncash transactions:
  Transfers to other real estate owned............................              --              --          50,000
  Change in unrealized gain/(loss) on securities, available for sale, net of taxes of $430,185, $(570,496) and $353,000,
     respectively.................................................  $      835,066  $   (1,107,377) $      685,272
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------
  Transfer of securities from available for sale to held to
     maturity.....................................................  $           --  $    6,216,704  $           --
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------
  Transfer of securities from held to maturity to available for
     sale at fair value, amortized cost of $12,654,152............  $   12,681,936              --              --
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------

          See accompanying notes to consolidated financial statements.
                                      F-6

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND REPORTING ENTITY

     First Sterling Bancorp, Inc. (the Company) is a bank holding company organized under the laws of the Commonwealth of Pennsylvania on January 15, 1987 to engage in commercial banking business through its wholly-owned subsidiary, First Sterling Bank (the Bank), a Pennsylvania state-chartered bank insured by the Federal Deposit Insurance Corporation. On May 26, 1988, the Bank was granted a Certificate of Authority to conduct business and commenced commercial banking operations on June 1, 1988.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, First Sterling Bank. All intercompany balances and transactions have been eliminated in consolidation.

  Interest Rate Risk

     The earnings of the Company depend on the earnings of the Bank. The Bank is dependent primarily upon the level of net interest income, which is the difference between interest earned on its interest earning assets, such as loans and investments, and the interest paid on its interest-bearing liabilities, such as deposits and borrowings. Accordingly, the operations of the Bank are subject to risks and uncertainties surrounding its exposure to change in the interest rate environment. The bank manages interest rate risk through its asset/liability management strategies with the primary objective to maximize net interest margin in current and anticipated rate environments, while balancing interest-sensitive assets and liabilities and providing adequate liquidity for projected needs.

  Use of Estimates

     In addition, the preparation of financial statements in conformity with generally accepted accounting principles requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These significant estimates include the allowance for loan losses. Actual results could differ from those estimates.

  Investment Securities

     As of December 31, 1993, the Bank elected to adopt FAS 115, 'Accounting for Certain Investments in Debt and Equity Securities.' The impact of adopting this standard, net of the related income tax effect, was $685,272 as of December 31, 1993. The statement requires management to make a determination as to which of the three categories that they will classify their investments in:
Held-to-Maturity, Trading or Available-for-Sale.

     Held to Maturity -- Securities identified as 'Held to Maturity' must be held with the positive intent and ability to hold them to maturity. These securities are reported at amortized cost.

     Trading Securities -- Securities held with the intent for quick resale at a trading profit. Trading securities are reported at fair value, with changes in unrealized gains or losses included in current earnings.

     Available for Sale -- Securities not included in the above two categories are reported at fair value, with unrealized gains or losses, net of taxes, excluded from earnings and reported directly as a separate component of shareholders' equity. Securities classified as available for sale include investments which management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates or other factors.

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     Realized gains and losses on sale of investment securities are recognized using the specific identification method.

     On November 16, 1995, the bank restructured their investment portfolios in connection with the amnesty window provided by the Financial Accounting Standards Board (FASB). The Bank transferred, from its held to maturity portfolio to its available for sale portfolio, government agency securities with amortized cost and market values of $12,654,152 and $12,681,936, respectively, and recorded unrealized gains and losses of $73,036 and $54,699, respectively, net of taxes, as a separate component of shareholders' equity.

  Loans and Allowances for Loan Losses

     Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

     Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-secured and in the process of collection. If a loan or a portion of a loan is classified as doubtful or is partially charged off, the loan is classified as nonaccrual. Loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual if repayment in full of principal and/or interest is in doubt.

     Loans may be returned to accrual status when all principal and interest amounts contractually due are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance (generally a minimum of six months) by the borrower, in accordance with the contractual terms of interest and principal.

     While a loan is classified as nonaccrual and the future collectibility of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding. When the future collectibility of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan had been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate.

     The allowance for possible loan losses is established through a provision for loan losses charged to operations. Loans are charged against the allowance when management believes that the collectibility of the loan principal is unlikely. Recoveries on loans previously charged off are credited to the allowance.

     The allowance is an estimate that management believes will be adequate to absorb possible loan losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality and diversification, review of specific problem loans, the adequacy of the underlying collateral or present value of future cash flows, the results of the most recent regulatory examination, current economic conditions and trends that may affect the borrower's ability to pay. While management uses the best information available to make such evaluations, future adjustments to the allowance may be necessary if circumstances differ substantially from assumptions used in making evaluations.

     The Company adopted Statement of Financial Accounting Standards No. 114, 'Accounting by Creditors for Impairment of a Loan' ('SFAS 114') on January 1, 1995. SFAS 114 requires an adjustment to the carrying value of a loan through the provision for possible credit losses when it is

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

'probable' that a creditor will be unable to collect all amounts due according to the contractual terms of the loan. SFAS 114 was subsequently amended by Statement of Financial Accounting Standards No. 118, 'Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosure' ('SFAS 118') to allow a creditor to use existing methods for recognizing interest income on an impaired loan. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Impairment criteria are applied to the loan portfolio exclusive of small homogeneous loans such as residential mortgage and consumer loans which are evaluated collectively for impairment. The adoption of SFAS Nos. 114 and 118 resulted in no additional provision for loan losses.

  Deferred Loan Fees

     Fees for loan originations, commitments and origination costs are deferred and recognized as an interest income yield adjustment over the terms of the loans.

  Premises and Equipment

     Leasehold improvements, furniture, equipment and software are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the lease term or the lives of the improvements on the straight-line basis. Maintenance and repairs and minor improvements are charged to current operations as incurred. Gain or loss on retirement or disposal of individual assets is recorded as income or expense in the period of retirement or disposal.

  Real Estate Owned

     Real estate owned consists of foreclosed assets and is stated at the lower of cost or estimated fair value minus estimated costs to sell the property.

  Income Taxes

     In 1993, the Company adopted Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes,' which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse (see Note 10).

  Net Income Per Share

     Net income per share is calculated on the basis of the weighted average number of shares outstanding during the period, including the assumed exercise of dilutive stock options using the treasury stock method. The convertible subordinated debt is not considered a common stock equivalent. Fully diluted per share data includes the assumed conversion of the convertible subordinated debt using the 'If Converted' method. Fully diluted earnings per share, as presented, includes the effect of the dilutive stock options and the convertible subordinated debt.

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are sold for a one-day period. The bank is required to maintain certain average reserve balances as established by the Federal Reserve Board. The amounts of those balances for the reserve computation periods which included December 31, 1995 and 1994 were $478,000 and $487,000, respectively. These requirements were satisfied through the restriction of vault cash and a balance at the Federal Reserve Bank of Philadelphia.

  Recently Issued Accounting Standards

     In May 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 122 'Accounting for Mortgage Servicing Rights' which is effective for the Company beginning January 1, 1996. The statement requires the recognition of separate assets relating to the rights to service mortgage loans for others based on their fair value if it is practicable to estimate the value. The statement applies prospectively to transactions entered into in 1996, therefore there will be no cumulative effect upon adoption of this statement. In addition, this statement is not expected to have a significant effect on the financial position or results of operations of the Company.

     In October 1995, the FASB issued SFAS No. 123 'Accounting for Stock Based Compensation,' which is effective for the Corporation beginning January 1, 1996. SFAS No. 123 provides an alternative method of accounting for stock-based compensation arrangements, based on fair value of the stock-based compensation utilizing various assumptions regarding the underlying attributes of the options and the Corporation's stock, rather than the existing method of accounting for stock based compensation which is provided in Accounting Principles Board Opinion No. 25, 'Accounting for Stock Issued to Employees' (APB 25). The FASB encourages entities to adopt the fair value based method, but does not require the adoption of this method. For those entities that continue to apply APB 25, pro forma disclosure of the effect, if adopted, of SFAS 123 on net income and earnings per share would be required in the 1996 notes to consolidated financial statements. The Company anticipates that it will continue its current accounting policy.

3. INVESTMENTS

     Investments available for sale as of December 31, 1995 are as follows:


                                                                        1995
                                              --------------------------------------------------------
                                                                 GROSS        GROSS
                                                              UNREALIZED   UNREALIZED
                                              AGGREGATE FAIR    HOLDING      HOLDING
                                                  VALUE          GAINS       LOSSES     AMORTIZED COST
                                              --------------  -----------  -----------  --------------
U.S. Treasury Notes.........................  $   33,358,140  $   443,130   $   3,966   $   32,918,976
Agencies -- MBS.............................      14,105,077      186,535          --       13,918,542
FHLB Stock..................................       2,369,900           --          --        2,369,900
                                              --------------  -----------  -----------  --------------
  Total.....................................  $   49,833,117  $   629,665   $   3,966   $   49,207,418
                                              --------------  -----------  -----------  --------------
                                              --------------  -----------  -----------  --------------

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY

3. INVESTMENTS -- (CONTINUED)
     Investments held to maturity as of December 1995 are as follows:


                                                                             1995
                                                      --------------------------------------------------
                                                                      GROSS        GROSS
                                                                   UNREALIZED   UNREALIZED
                                                       AGGREGATE     HOLDING      HOLDING     AMORTIZED
                                                      FAIR VALUE      GAINS       LOSSES        COST
                                                      -----------  -----------  -----------  -----------
Municipal bonds.....................................  $   431,391   $  31,291    $      --   $   400,000
Agencies............................................      190,852          --        3,673       194,525
                                                      -----------  -----------  -----------  -----------
  Total.............................................  $   622,243   $  31,291    $   3,673   $   594,525
                                                      -----------  -----------  -----------  -----------
                                                      -----------  -----------  -----------  -----------

     Investments available for sale as of December 31, 1994 are as follows:


                                                                        1994
                                             -----------------------------------------------------------
                                                                               GROSS
                                                                 GROSS       UNREALIZED
                                             AGGREGATE FAIR   UNREALIZED      HOLDING
                                                 VALUE       HOLDING GAINS     LOSSES     AMORTIZED COST
                                             --------------  -------------  ------------  --------------
Treasuries.................................  $   27,548,126    $      --    $   (592,769) $   28,140,895
Agencies -- CMO's..........................         994,218           --          (5,782)      1,000,000
FHLB Stock.................................       1,797,600           --              --       1,797,600
                                             --------------        -----    ------------  --------------
  Total....................................  $   30,339,944    $      --    $   (598,551) $   30,938,495
                                             --------------        -----    ------------  --------------
                                             --------------        -----    ------------  --------------

     Investments held to maturity as of December 31, 1994 are as follows:


                                                                       1994
                                             ---------------------------------------------------------
                                                                GROSS        GROSS
                                                             UNREALIZED    UNREALIZED
                                             AGGREGATE FAIR    HOLDING      HOLDING
                                                 VALUE          GAINS        LOSSES     AMORTIZED COST
                                             --------------  -----------  ------------  --------------
Treasuries.................................  $    7,931,250   $      --   $    (33,160) $    7,964,410
Agencies...................................       7,137,759      65,614        (83,286)      7,155,431
                                             --------------  -----------  ------------  --------------
  Total....................................  $   15,069,009   $  65,614   $   (116,446) $   15,119,841
                                             --------------  -----------  ------------  --------------
                                             --------------  -----------  ------------  --------------

     The maturity distribution, by contractual maturity, of the aggregate fair value and amortized cost of debt securities at December 31, 1995 are as follows:


                    AVAILABLE FOR SALE                         FAIR VALUE         COST
- -----------------------------------------------------------  --------------  --------------
Less than 1 year...........................................  $   10,132,501  $   10,022,077
1 to 5 years...............................................      35,678,424      35,192,643
Greater than 10 years......................................       4,022,192       3,992,698
                                                             --------------  --------------
  Total....................................................  $   49,833,117  $   49,207,418
                                                             --------------  --------------
                                                             --------------  --------------


                         HELD TO MATURITY                           FAIR VALUE      COST
- ------------------------------------------------------------------  -----------  -----------
5 to 10 years.....................................................  $   431,391  $   400,000
CMO's.............................................................      190,852      194,525
                                                                    -----------  -----------
  Total...........................................................  $   622,243  $   594,525
                                                                    -----------  -----------
                                                                    -----------  -----------

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY

3. INVESTMENTS -- (CONTINUED)
     Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalty.

     In 1995, 1994 and 1993, proceeds from the sale of securities available for sale were $26,020,201, $40,500,129 and 10,317,919, respectively, resulting in gross gains of $28,474 and gross losses of ($24,335) for 1995, gross losses of ($116,972) for 1994 and gross gain of $112,048 for 1993.

     As of December 31, 1995 and 1994, approximately $13,000,000 and $4,000,000 of investment securities were pledged and segregated at the Federal Reserve Bank to collateralize deposits of public funds and for other purposes.

     As of December 31, 1995 and 1994, securities sold under agreements to repurchase amounted to approximately $2,778,000 and $1,765,000, respectively. The repurchase agreements were collateralized by U.S. Treasury securities that have been pledged in an amount equal to the fair value of the repurchase agreements or $2,778,000 and $1,765,000, as of December 31, 1995 and 1994,
respectively.

     The bank is required to own shares of capital stock in the Federal Reserve Bank (FRB) and Federal Home Loan Bank (FHLB) as part of doing business with these institutions. The bank owned $242,800 of FRB stock and $2,369,900 and $1,797,600 of FHLB stock at December 31, 1995 and 1994, respectively.

4. LOANS

     At December 31, 1995, the recorded investment in loans for which impairment has been recognized in accordance with FAS 114 totalled $1,829,502, of which $717,451 related to loans with no valuation allowance because the loans have been partially paid down or written down through charge-offs, and $1,112,051 related to loans with a corresponding valuation allowance of $532,591. For the year ended December 31, 1995, the average recorded investment in impaired loans was approximately $1,372,600. The Company recognized interest on impaired loans of approximately $31,000 during 1995.

     Loans on which the accrual of interest has been discontinued or reduced amounted to approximately $1,858,000, $874,000 and $1,450,498 at December 31, 1995, 1994 and 1993, respectively. If interest on those loans had been accrued, such income would have approximated $119,660, $80,850 and $110,403 for 1995, 1994 and 1993, respectively. Interest income was recognized on nonaccrual loans in 1995, 1994 and 1993 of $30,698, $35,216 and $110,403, respectively.
Designation of loans as nonaccrual or partial accrual loans does not relieve the borrowers of their contractual obligations. In addition, at December 31, 1994 one loan was restructured with an aggregate balance of $1,129,254. The majority of the outstanding principal balance on this loan was paid off during 1995. The remaining $250,000 outstanding balance at December 31, 1995 is adequately collateralized. If interest on this loan had been accrued in accordance with its original terms, such income would have approximated $90,340 in 1994. Interest income recognized on this loan was $33,878 in 1994. Unearned loan fee income was $157,267, $108,635 and $63,634 as of December 31, 1995, 1994 and 1993
respectively.

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY

5. ALLOWANCE FOR LOAN LOSSES

     Changes in the allowance for loan losses were as follows:


                                                               1995           1994           1993
                                                           -------------  -------------  -------------
Balance at beginning of year.............................  $   1,781,627  $   1,638,312  $   1,183,547
Provision charged to operations..........................        485,000        351,000        718,000
Net loans (charged off), recovered.......................         51,374       (207,685)      (263,235)
                                                           -------------  -------------  -------------
                                                           $   2,318,001  $   1,781,627  $   1,638,312
                                                           -------------  -------------  -------------
                                                           -------------  -------------  -------------

     During 1995 approximately $104,000 in loans were charged off, while recoveries from loans previously written off amounted to $155,374.

6. CONVERTIBLE SUBORDINATED DEBENTURES

     The Company issued $1,001,000 of 7.5% Convertible Subordinated Debentures due December 31, 2000 during December 1990, and an additional $49,000 of such debentures in 1991. The debentures are subordinated to any future senior indebtedness of the Company and are convertible by the holders into the Company's common stock at any time until December 31, 2000 at a conversion price of $9.50 through 1996 and $11 per share thereafter until the maturity date. The debentures are redeemable at any time at the option of the Company at a premium of 3% until the maturity date.

     The Company can require the holders to convert the principal, including any redemption premium, into common stock at any time at a conversion price of $7.50 per share. The debentures are also payable upon the merger or transfer of substantially all of the Company's assets, unless assumed by the acquiring company.

     Interest on the debentures is payable quarterly commencing on April 15, 1991. The debentures represent a primary capital investment as defined by the Federal Reserve System Capital Adequacy Guidelines Regulation.

7. BORROWINGS FROM FEDERAL HOME LOAN BANK:

  Line of Credit:

     As of December 31, 1995 and 1994, the Bank had a line of credit with the FHLB of approximately $17.83 million and $14.77 million, respectively. Advances under this credit facility are payable on demand, bear interest at the Federal funds rate plus .25% (6.05% at December 31, 1995 and 6.61% at December 31,
1994). Advances outstanding as of December 31, 1995 and 1994 are $0 and $5,000,000, respectively.

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY

7. BORROWINGS FROM FEDERAL HOME LOAN BANK: -- (CONTINUED)
  Notes Payable:

     As of December 31, 1995 the Bank has the following fixed rate loans with the FHLB:


    AMOUNT      TERM                       RATE         MATURITY DATE
- --------------  ------------------  ------------------  ------------------
$    5,000,000  3 years                   4.82%         February 1996
     3,000,000  2 years                   5.25%         March 1996
    15,000,000  1.5 years                 7.40%         August 1996
        23,933  2 years                   4.69%         January 1996
        23,933  2.5 years                 4.85%         July 1996
        23,933  3 years                   5.01%         January 1997
        23,933  3.5 years                 5.22%         July 1997
        23,933  4 years                   5.43%         January 1998
        23,933  4.5 years                 5.57%         July 1998
       502,603  2 years                   5.70%         January 1999
- --------------
$   23,646,201
- --------------
- --------------

     All borrowings from the FHLB are collateralized by a pledge of the Bank's entire portfolio of unencumbered investment securities, mortgage-backed securities, certain mortgage loans and a lien on the Bank's FHLB stock.

8. SHAREHOLDERS' EQUITY

     The Federal Reserve Board's risk-based capital guidelines require all state-chartered member banks to maintain total capital equal to at least 8.0% of risk-weighted total assets and Tier 1 capital (common stock, additional paid-in capital and retained earnings) equal to 4.0% of risk-weighted total assets for the years ended December 31, 1995 and 1994.

     The risk-weighting process permits banks to discount the value of certain high quality assets by varying percentages in computing the value of total assets for the purpose of calculating the ratio of required capital. At December 31, 1995 and 1994, the Bank's total capital was 10.95% and 11.86% of risk-weighted total assets and Tier 1 capital equals 8.48% and 9.61% of risk-weighted total assets.

     During 1995, the Company repurchased 15,800 shares of its $1 par common stock at a price of $12.50 per share, shown as a deduction from the total of capital stock, paid-in capital and retained earnings.

     During 1994, the holding company offered and sold 100,000 shares of its $1 par common stock at $10.50 to the directors and other shareholders of the Company. The transaction resulted in an additional 100,000 shares outstanding and an increase in additional paid-in capital of $900,000, net of underwriting and legal fees.

     During 1988 and 1990, the Company issued options to purchase common stock of the Company to selected directors and officers. The options price per share is based on the estimated fair value on the date granted.

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY

8. SHAREHOLDERS' EQUITY -- (CONTINUED)
     The following is a summary of options granted:


                                                                SHARES      OPTION PRICE    EXPIRATION
                                                             UNDER OPTION     PER SHARE        DATE
                                                             -------------  -------------  ------------
Options granted 1988
  (Vesting -- 5 years).....................................       50,000      $    5.00         5/31/97

Options granted 1988
  (Vesting -- 5 years).....................................       24,000           5.00         5/31/98

Options granted 1988
  (Vesting -- 4 years).....................................        9,166           6.00         5/31/97

Options granted 1990
  (Vesting -- 5 years).....................................       10,000           7.00         5/31/97

Options canceled 1993......................................       (3,333)          6.00
                                                             -------------
Balance December 31, 1993, 1994 and 1995...................       89,833           5.29      1.69 years
                                                             -------------  -------------  ------------
                                                             -------------  -------------  ------------

9. PENNSYLVANIA SHARES TAX

     Effective July 1, 1989, Pennsylvania enacted legislation creating the bank shares tax and a new bank tax credit allowing a one-time tax credit for banks chartered after January 1, 1979. The maximum amount of the credit that can be used in any year is limited to 80% of the tax liability for that year. Under the revised statute, the Bank's share of the tax liability was reduced by aggregate credits of approximately $500,000 for the years 1989 through 1991.

     Subsequent to July 1, 1989, several lawsuits were brought against the Pennsylvania Department of Revenue requesting the new bank shares tax and the new bank tax credit be declared invalid.

     On April 22, 1995 the Pennsylvania Department of Revenue negotiated a settlement with the bank allowing in full the maximum amount of credit to be applied to the tax liability. As of December 31, 1994 the bank had utilized all of its tax credits. At December 31, 1995 the bank neither has nor is permitted by law to have tax credits available to offset future shares tax liability.

10. INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and income tax purposes.

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY

10. INCOME TAXES -- (CONTINUED)
     The components of the deferred tax asset recognized in the 1995, 1994 and 1993 balance sheets are as follows:


                                                                    1995         1994         1993
                                                                 -----------  -----------  -----------
Deferred tax assets:
  Deferred loan fees...........................................  $    25,969  $    36,936  $    21,636
  Loan loss reserve............................................      658,432      508,378      478,648
  Depreciation.................................................       92,496       80,422       73,352
  Deferred rent................................................       16,436       18,715       21,816
  Other real estate owned......................................        6,800        6,800        6,800
  Other........................................................       27,081           --        2,962
  Unrealized depreciation on available for sale investments....           --      217,449           --
                                                                 -----------  -----------  -----------
Gross deferred tax asset.......................................      827,214      868,700      605,214
                                                                 -----------  -----------  -----------
Deferred tax liabilities:
  Unrealized (appreciation) on available for sale
     investments...............................................     (212,736)          --     (353,000)
  Other........................................................           --      (12,628)          --
                                                                 -----------  -----------  -----------
Gross deferred tax liability...................................     (212,736)     (12,628)    (353,000)
                                                                 -----------  -----------  -----------
Net deferred tax assets........................................  $   614,478  $   856,072  $   252,214
                                                                 -----------  -----------  -----------
                                                                 -----------  -----------  -----------

     The components of income tax expense attributed to operations are as follows:


                                                              1995          1994         1993
                                                          -------------  -----------  -----------
Federal:
  Current...............................................  $   1,027,305  $   517,050  $   759,204
  Deferred..............................................       (188,591)     (33,350)    (168,790)
                                                          -------------  -----------  -----------
                                                          $     838,714  $   483,700  $   590,414
                                                          -------------  -----------  -----------
                                                          -------------  -----------  -----------

     Total income tax expense attributable to operations differed from the amounts computed by applying the U.S. federal statutory tax rates to pre-tax income from operations as follows:


                                                               1995         1994         1993
                                                            -----------  -----------  -----------
Provision computed by applying the U.S. statutory rate....  $   834,761  $   471,908  $   595,922
Officer's life insurance..................................          438          438          438
Business and entertainment expenses.......................       15,595       12,224        3,236
Tax-exempt interest income................................        4,415           --           --
Loss on asset disposition.................................           --           --       (1,546)
Tax credit -- low income..................................      (15,000)          --       (3,500)
Other.....................................................       (1,495)        (870)      (4,136)
                                                            -----------  -----------  -----------
                                                            $   838,714  $   483,700  $   590,414
                                                            -----------  -----------  -----------
                                                            -----------  -----------  -----------

11. COMMITMENTS AND CONTINGENCIES

     The Bank has entered into certain noncancellable leases for bank premises which are accounted for as operating leases. All lease agreements for office and banking facilities are with an affiliate of a principal shareholder, except for the Bala Cynwyd Branch office lease, which is with a nonaffiliate. The lease terms are for ten years with renewal options for two additional five-year periods.

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY

11. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
     Future minimum rental payments, excluding real estate taxes, insurance and maintenance required under noncancellable operating leases that have initial or remaining lease terms in excess of one year at December 31, 1995, are as follows:

1996......................................................................  $     395,730
1997......................................................................        395,730
1998......................................................................        235,570
1999......................................................................        177,186
2000......................................................................        179,842
Thereafter................................................................        525,312
                                                                            -------------
  Total...................................................................  $   1,909,370
                                                                            -------------
                                                                            -------------

     The total minimum rent expense for the initial lease term is being expensed on a straight-line basis over the term of the lease. The difference between rental expense recognized in the period and actual rental payments is recorded as a deferred liability. The leases also require the Bank to pay its pro rata portion of increases over the base year in direct expense such as maintenance, taxes and insurance.

     Rent expense for leases for the years ended December 31, 1995, 1994 and 1993 was $395,730, $348,892 and $293,846, respectively. Of these amounts, $282,730, $267,720 and $293,846 were for leases with a related party.

     Effective January 1, 1992, the Company entered into a five-year employment agreement with an officer of the Company. The agreement provides for an annual salary plus increases resulting from merit review.

12. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
    AND CONCENTRATIONS OF CREDIT RISK

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to originate and/or purchase residential, consumer, commercial and construction loans and standby letters of credit to guarantee performance of a customer to a third party. Such instruments generally have fixed expiration dates or termination clauses and may require payment of a fee to the Bank. The Bank uses the same credit policies in making commitments and issuing standby letters of credit as it does for on-balance-sheet instruments. However, these instruments are properly not recorded on the Bank's financial statements.

     Credit risk is defined as the possibility of sustaining a loss due to the failure of the other parties to a financial instrument to perform in accordance with the terms of the contract. The maximum exposure to credit loss under commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments.

     Since some commitments and letters of credit are expected to expire without being drawn down, the amounts summarized below as of December 31, 1995 and 1994, respectively, do not necessarily represent future cash requirements.


                                                                         1995            1994
                                                                    --------------  --------------
Commitments to extend credit......................................  $   16,319,000  $   17,183,000
Standby letter of credit..........................................         794,000         724,000

     Commitments to extend credit are agreements to lend to a customer as long as they are not in violation of any condition established in the contract. Commitments generally have fixed expiration

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY

12. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
    AND CONCENTRATIONS OF CREDIT RISK -- (CONTINUED) dates or other termination clauses and many require the payment of a fee. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the customer. Collateral held varies but may include real estate, marketable securities, pledged deposits, equipment and accounts receivable.

     Standby letters of credit are conditional commitments issued that guarantee the performance of a customer to a third party. The credit risk and collateral policy involved in issuing letters of credit is essentially the same as that involved in extending loan commitments. The amount of collateral obtained is based on management's credit evaluation of the customer. Collateral held varies but may include real estate, marketable securities, pledged deposits, equipment and accounts receivable.

     It is the practice of the Bank to lend primarily in its trade area, which is principally the Greater Delaware Valley area. The Bank, to a large extent, extends credit collateralized by real estate. This includes residential and commercial mortgages, residential and commercial construction loans, home equity loans and commercial loans collateralized by real estate. These lending activities could be similarly affected by a downturn in the general economy, the regional economy or real estate values.

13. OTHER RELATED PARTY TRANSACTIONS

     Certain directors, executive officers and their associates and bank employees are indebted to the Bank. At December 31, 1995 and 1994, the loans outstanding to these parties amounted to $5,405,000 and $8,780,146, respectively.

     The following table presents a rollforward of the loans outstanding to these parties, for the year ended December 31, 1995:

Balance, December 31, 1994.............................................................  $   8,780,146
New loans..............................................................................      1,167,663
Repayments and other changes...........................................................     (4,542,809)
                                                                                         -------------
Balance, December 31, 1995.............................................................  $   5,405,000
                                                                                         -------------
                                                                                         -------------

     A law firm affiliated with a principal shareholder serves as counsel to the Company. Fees and expenses of $183,465, $136,242 and $81,784, respectively, have been paid or accrued for professional services for the years ended December 31, 1995, 1994 and 1993.

14. LITIGATION

     In the normal course of business, litigation and claims may be brought against the bank. Management, after reviewing developments with legal counsel, establishes loss contingency reserves as deemed necessary. No such reserves have been established as of December 31, 1995.

15. RETIREMENT PLANS

     The Bank has a defined contribution plan pursuant to the provision of 401(k) of the Internal Revenue Code. The plan covers all employees who meet the age and service requirements. The plan provides for elective employment contributions up to 15% of compensation and a 40% matching company contribution limited to 6%. The total expense relating to current retirement plans was $31,021, $25,793 and $15,593, for 1995, 1994 and 1993, respectively.

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY

16. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, 'Disclosure about Fair Value of Financial Instruments,' requires disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet, for which it is practical to estimate fair value. In cases where quoted market prices are not available, fair values are based on assumptions including future cash flows and discount rates. Accordingly, the fair value estimates cannot be substantiated, may not be realized, and do not represent the underlying value of the Company.

     The Company used the following methods and assumptions to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

  Cash and Cash Equivalents:

     The carrying value is a reasonable estimate of fair value.

  Investment Securities and Securities Available for Sale:

     For investment securities with a quoted market price, fair value is equal to quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

  Loans:

     For variable-rate loans that reprice frequently and with no significant change in credit risk, fair value is the carrying value. For other homogeneous categories of loans such as fixed rate commercial loans, residential mortgages and consumer loans, fair value is estimated based on discounting the estimated future cash flows using the current rates at which similar loans would be made to borrowers with similar collateral and credit ratings and for similar remaining maturities.

  Deposit Liabilities:

     For checking, savings and money market accounts, fair value is the amount payable on demand at the reporting date. For time deposits, fair value is estimated using the rates currently offered for deposits of similar remaining maturities.

  Subordinated Debentures:

     Fair value is estimated using the quoted average of the broker bid and ask price at year end.

  Commitments to Extend Credit and Standby Letters of Credit:

     For commitments and standby letters of credit expiring within 90 days or with a variable rate, the settlement amount is a reasonable estimate of fair value. For commitments and standby letters of credit expiring beyond 90 days or with a fixed rate, the fair value is the present value of the obligations based on current loan rates.

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY

16. FAIR VALUE OF FINANCIAL INSTRUMENTS -- (CONTINUED)
     At December 31, 1995, the carrying amount and the estimated fair value of the Company's financial instruments are as follows:


                                                                             DECEMBER 31, 1995
                                                                     ----------------------------------
                                                                         RECORDED
                                                                           BANK              FAIR
                                                                          AMOUNT            VALUE
                                                                     ----------------  ----------------
Financial assets:
  Cash and cash equivalents........................................  $      4,861,330  $      4,861,330
  Investment securities available for sale.........................        49,833,417        49,833,117
  Investments held to maturity.....................................           594,525           622,243
  FRB stock........................................................           242,800           242,800
  Net loans........................................................       152,303,798       152,281,999
Financial liabilities:
  Deposits
  Demand...........................................................        24,404,024        24,404,024
  Savings and money market.........................................        24,420,762        24,420,762
  Certificates of deposit..........................................       119,133,520       118,981,600
  Subordinate debentures...........................................         1,050,000         1,050,000
  Repurchase agreements............................................         2,778,000         2,778,000
Off balance sheet financial instruments:
  Commitments to extend credit.....................................        16,319,000        16,319,000
  Standby letters of credit........................................           794,000           794,000

17. PARENT COMPANY FINANCIAL INFORMATION

     Condensed financial statements for First Sterling Bancorp, Inc. only:

     Balance Sheets as of December 31, 1995 and 1994:


                                                                             1995            1994
                                                                        --------------  --------------
Assets:
  Cash................................................................              --              --
  Investment in debt of subsidiary....................................  $    1,050,000  $    1,050,000
  Investment in subsidiary, at equity.................................      11,981,870       9,727,840
                                                                        --------------  --------------
           Total assets...............................................  $   13,031,870  $   10,777,840
                                                                        --------------  --------------
                                                                        --------------  --------------
Liabilities:
  Subordinated debentures.............................................       1,050,000       1,050,000
                                                                        --------------  --------------
           Total liabilities..........................................       1,050,000       1,050,000
                                                                        --------------  --------------
Shareholders' equity:
  Common stock........................................................       1,470,003       1,470,003
  Additional paid-in capital..........................................       6,621,746       6,621,746
  Retained earnings...................................................       3,674,660       2,058,196
  Unrealized gains (losses) on investments available for sale, net of
     taxes............................................................         412,961        (422,105)
  Treasury stock......................................................        (197,500)             --
                                                                        --------------  --------------
           Total shareholders' equity.................................      11,981,870       9,727,840
                                                                        --------------  --------------
           Total liabilities and shareholders' equity.................  $   13,031,870  $   10,777,840
                                                                        --------------  --------------
                                                                        --------------  --------------

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY

17. PARENT COMPANY FINANCIAL INFORMATION -- (CONTINUED)
     Statements of Operations for the years ended December 31, 1995, 1994 and 1993:


                                                                 1995          1994          1993
                                                             -------------  -----------  -------------
Income.....................................................  $      78,750  $    78,750  $      78,750
Expense....................................................        (78,750)     (78,750)       (78,750)
Equity in undistributed income of subsidiary...............      1,668,621      956,137      1,206,040
                                                             -------------  -----------  -------------
  Income before income taxes...............................      1,668,621      956,137      1,206,040
Income taxes...............................................             --           --             --
                                                             -------------  -----------  -------------
  Net income...............................................  $   1,668,621  $   956,137  $   1,206,040
                                                             -------------  -----------  -------------
                                                             -------------  -----------  -------------

     Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993:


                                                               1995           1994           1993
                                                           -------------  -------------  -------------
Operating activities:
  Net income.............................................  $   1,668,621  $     956,137  $   1,206,040
  Adjustments to reconcile net income to cash used by
     operating activities:
     Equity in undistributed earnings of
        subsidiary.......................................     (1,668,621)      (956,137)    (1,206,040)
                                                           -------------  -------------  -------------
     Net cash used by operating activities...............             --             --             --
Investing activities:
  Investments in Subsidiary..............................             --     (1,000,000)            --
                                                           -------------  -------------  -------------
Financing activities:
  Proceeds from issuance of Stock........................             --      1,000,000             --
                                                           -------------  -------------  -------------
  Increase in cash.......................................             --             --             --
  Cash, beginning of year................................             --             --             --
                                                           -------------  -------------  -------------
  Cash, end of year......................................             --             --             --
                                                           -------------  -------------  -------------
                                                           -------------  -------------  -------------

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                   AS OF JUNE 30, 1996 AND DECEMBER 31, 1995
                                  (UNAUDITED)


                                                                                    JUNE 30,        DECEMBER 31,
                                                                                      1996              1995
                                                                                ----------------  ----------------
ASSETS:
Cash and due from banks.......................................................  $      4,786,755  $      4,861,330
Fed funds sold................................................................         1,100,000                 0
Investments available for sale................................................        46,794,977        49,833,117
Investments held to maturity..................................................           558,170           594,525
Fed Reserve bank stock........................................................           242,800           242,800
Loans:
  Commercial..................................................................       108,200,710        94,507,827
  Mortgage....................................................................        50,550,846        48,412,745
  Consumer....................................................................        13,742,659        11,701,227
                                                                                ----------------  ----------------
        Total loans...........................................................       172,494,215       154,621,799
Allowance for loan loss.......................................................        (2,509,006)       (2,318,001)
        Loans, net............................................................       169,985,209       152,303,798
Accrued interest receivable...................................................         2,101,247         2,143,807
Premises and equipment, at cost:
  Leasehold improvements......................................................         1,083,330         1,042,817
  Furniture, fixtures and equipment...........................................         1,040,470           995,360
  Computer equipment and software.............................................           995,980           926,888
                                                                                ----------------  ----------------
                                                                                       3,119,780         2,965,065
Accumulated depreciation......................................................        (2,088,360)       (1,915,584)
                                                                                ----------------  ----------------
        Premises and equipment, net...........................................         1,031,420         1,049,481
Deferred income taxes.........................................................           827,214           614,478
Prepaid expenses and other assets.............................................           516,446           342,237
                                                                                ----------------  ----------------
        Total assets..........................................................  $    227,944,238  $    211,985,573
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------
                                 LIABILITIES:
Deposits:
  Demand......................................................................        26,993,002        24,404,024
  Savings & money market......................................................        28,852,448        24,420,762
  Certificates of deposit less than $100,000..................................        92,296,745        96,299,709
  Certificates of deposit greater than $100,000...............................         8,872,256        22,833,811
                                                                                ----------------  ----------------
                                                                                     157,014,451       167,958,306

  Repurchase agreements.......................................................         5,118,000         2,778,000
  Accrued interest payable....................................................         2,118,397         2,976,922
  Accrued liabilities.........................................................         1,345,429         1,594,273
  Subordinated debentures.....................................................         1,050,000         1,050,000
  FHLB advances...............................................................        28,000,000                 0
  FHLB notes payable..........................................................        20,622,268        23,646,201
                                                                                ----------------  ----------------
        Total liabilities.....................................................       215,268,545       200,003,702
Shareholders' equity:
Common stock, par value $1 per share; 5,000,000 shares authorized; 1,454,203
  shares outstanding..........................................................         1,470,003         1,470,003
Additional paid-in capital....................................................         6,621,747         6,621,747
Retained earnings.............................................................         4,728,915         3,674,660
Unrealized gains (losses) on investments available for sale,
  net of taxes................................................................            52,528           412,961
Treasury stock, 15,800 shares, at cost........................................           197,500           197,500
                                                                                ----------------  ----------------
        Total shareholders' equity............................................        12,675,693        11,981,871
                                                                                ----------------  ----------------
        Total liabilities and shareholders' equity............................  $    227,944,238  $    211,985,573
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
       FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1996 AND JUNE 30, 1995
                                  (UNAUDITED)


                                                        FOR THE THREE MONTHS ENDED     FOR THE SIX MONTHS ENDED
                                                                 JUNE 30,                      JUNE 30,
                                                       ----------------------------  ----------------------------
                                                           1996           1995           1996           1995
                                                       -------------  -------------  -------------  -------------
Interest Income:
  Interest and fees on loans.........................  $   3,885,167  $   3,067,088  $   7,488,409  $   5,872,675
  Interest on investment securities and federal
     funds...........................................        709,796        806,343      1,484,247      1,591,778
  Other interest & dividends.........................         72,486         65,602        128,545        114,150
                                                       -------------  -------------  -------------  -------------
        Total interest income........................      4,667,449      3,939,033      9,101,201      7,578,603
                                                       -------------  -------------  -------------  -------------
Interest expense:
  Interest on savings and money market deposits......        277,628        233,402        529,327        472,359
  Interest on certificates of deposit less than
     $100,000........................................      1,297,254      1,208,384      2,737,100      2,257,203
  Interest on certificates of deposit greater than
     $100,000........................................        225,986        177,336        559,794        367,671
  Other interest.....................................        632,560        504,692      1,035,046        918,374
                                                       -------------  -------------  -------------  -------------
        Total interest expense.......................      2,433,428      2,123,814      4,861,267      4,015,607
                                                       -------------  -------------  -------------  -------------
        Net interest income..........................      2,234,021      1,815,219      4,239,934      3,562,996
Provision for loan losses............................        122,000        170,000        185,000        237,000
                                                       -------------  -------------  -------------  -------------
        Net interest income after provision for loan
           losses....................................      2,112,021      1,645,219      4,054,934      3,325,996
Other income:
  Service charges and other fees.....................        165,800        160,552        343,779        286,003
  Gain (loss) on sale of investment
     securities......................................          4,062          3,282          4,062        (17,034)
                                                       -------------  -------------  -------------  -------------
        Net interest income and other
           income....................................      2,281,883      1,809,053      4,402,775      3,594,965
                                                       -------------  -------------  -------------  -------------
Operating expenses:
  Salaries and employee benefits.....................        624,061        531,545      1,260,298      1,065,154
  Occupancy..........................................        374,253        262,461        704,340        514,833
  Advertising........................................         45,000         51,000        110,000        102,000
  Insurance..........................................         17,858         95,967         31,603        191,844
  Other..............................................        357,313        285,099        692,279        561,071
                                                       -------------  -------------  -------------  -------------
        Total operating expenses.....................      1,418,485      1,226,072      2,798,520      2,434,902
                                                       -------------  -------------  -------------  -------------
Income before income taxes...........................        863,398        582,981      1,604,255      1,160,063

Provision for income taxes...........................        302,000        200,000        550,000        398,000
                                                       -------------  -------------  -------------  -------------
        Net income...................................  $     561,398  $     382,981  $   1,054,255  $     762,063
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Net income per share -- Primary......................  $         .37  $         .25  $         .69  $         .50
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Weighted average shares outstanding..................      1,517,647      1,521,836      1,517,647      1,521,836
                                                       -------------  -------------  -------------  -------------
Net income per share assuming full dilution..........  $         .35  $         .24  $         .66  $         .48
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Weighted average shares -- fully diluted.............      1,628,157      1,632,346      1,628,157      1,632,346

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)


                                                                                    SIX MONTHS ENDED JUNE 30,
                                                                                  ------------------------------
                                                                                       1996            1995
                                                                                  --------------  --------------
Cash flows from operating activities:
Net income......................................................................  $    1,054,255         762,063
Adjustments to reconcile net income to cash provided by operating activities:
  Provision for loan losses.....................................................         185,000         237,000
  Depreciation and amortization.................................................         172,776         147,595
  Deferred income tax provision (benefit).......................................         (27,058)        (60,001)
  Loss (gain) on sale of investments............................................          (4,062)         17,034
  (Increase) decrease in accrued interest receivable............................          42,560        (230,955)
  Increase in prepaid expenses and other assets.................................        (174,209)       (163,686)
  Decrease in accrued interest payable..........................................        (858,525)       (178,496)
  Increase (decrease) in accrued liabilities....................................        (248,844)        497,671
                                                                                  --------------  --------------
     Net cash provided by operating activities..................................         141,893       1,028,225
                                                                                  --------------  --------------

Cash flows used in investing activities:
Net increase in loans...........................................................     (17,866,411)    (14,576,215)
Purchases of premises and equipment.............................................        (154,714)        (46,352)
Purchases of securities, available for sale.....................................     (11,890,486)    (10,107,006)
Purchases of securities, held to maturity.......................................              --      (2,965,625)
Proceeds from sales of securities, available for sale...........................      14,391,226      13,462,485
Proceeds from maturities of securities, held to maturity........................              --         499,918
Principal receipts on securities available for sale.............................          31,705          83,346
                                                                                  --------------  --------------

     Net cash used in investing activities......................................     (15,488,680)    (13,649,449)
                                                                                  --------------  --------------

Cash flows from financing activities:
Net increase (decrease) in deposits.............................................     (10,943,855)      7,930,190
Increase in securities sold under repurchase agreements.........................       2,340,000         (65,000)
Borrowings from Federal Home Loan Bank..........................................      24,976,067       8,976,067
                                                                                  --------------  --------------

     Net cash provided by financing activities..................................      16,372,212      16,841,257
                                                                                  --------------  --------------

Net increase in cash and cash equivalents.......................................       1,025,425       4,220,033
Cash and cash equivalents at beginning of year..................................       4,861,330       5,726,529
                                                                                  --------------  --------------

Cash and cash equivalents at end of year........................................       5,886,755       9,946,562
                                                                                  --------------  --------------
                                                                                  --------------  --------------


Supplemental disclosures of cash flow information:
  Interest paid.................................................................       3,292,000       2,302,000
  Taxes paid....................................................................         655,000         500,000

Non-cash transactions:
  Change in unrealized gain/(loss) on securities, available for sale,
    net of taxes of $348,000 and $(185,000).....................................        (360,000)        675,000



                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  JUNE 30, 1996 AND 1995, AND DECEMBER 31, 1995
                                  (UNAUDITED)

1. REPORTING AND ACCOUNTING POLICIES

     The accompanying consolidated financial statements include the accounts of First Sterling Bancorp, Inc. (the 'Company') and its wholly owned subsidiary, First Sterling Bank, (the 'Bank'). All significant intercompany accounts and transactions are eliminated in the consolidated statements.

     The consolidated balance sheet as of June 30, 1996, as well as the respective statements of income and cash flows for the three and six month periods ended June 30, 1996 and 1995, are unaudited. The consolidated balance sheet as of December 31, 1995 is derived from the Company's audited 1995 Annual Report and the related footnotes are referenced to the Company's 1995 Annual Report.

     The financial statements reflect all adjustments, which in the opinion of management are necessary for a fair presentation of the results of the interim periods and are of a normal and recurring nature. The results for the periods presented are not necessarily indicative of the full year.

2. ADOPTION OF FINANCIAL ACCOUNTING STANDARDS

     The Company adopted Statement of Financial Accounting Standards No. 122 (SFAS 122), 'Accounting for Mortgage Servicing Rights.' The statement requires the recognition of separate assets relating to the rights to service mortgage loans for others based on their fair value if it is practicable to estimate their value. The statement applied prospectively to transactions entered into during 1996, therefore, there was no cumulative effect upon adoption of this statement. In addition, this statement did not have a significant effect on the financial position or results of the Company as of June 30, 1996.

     The Company did not adopt Statement of Financial Accounting Standards No. 123 (SFAS 123), 'Accounting for Stock Based Compensation,' but, rather continues to apply its existing method of accounting for stock-based compensation which is provided in Accounting Principal Opinion No. 25, 'Accounting for Stock Issued to Employees' (APB 25). SFAS 123 provides an alternative method of accounting for stock-based compensation arrangements, based on fair value of the stock-based compensation utilizing various assumptions regarding the underlying attributes of the options and the Corporation's stock. The Company will provide pro forma disclosure of the effect as if SFAS 123 was adopted on net income and earnings per share in the 1996 notes to consolidated financial statements.

3. MERGER AGREEMENT

     On June 12, 1996 the Company entered into an Agreement and Plan of Reorganization ('Agreement') with Prime Bancorp, Inc. Under the terms of the Agreement, the Company and Prime Bancorp, Inc. will merge into a newly-formed Holding Company, New Prime. As a result of the Merger, each share of the Company's stock shall be converted into the right to receive one share of Prime stock. The Merger is subject to various conditions, including stockholder approvals, regulatory approvals from the Board of Governors of the Federal Reserve System, the banking authorities of the Commonwealth of Pennsylvania and the Office of Thrift Supervision as well as certain other federal and state governmental authorities.

4. RELATED PARTY LEASES

     During the first quarter of 1996, the Company entered into extended noncancellable lease agreements for bank premises with an affiliate of a principal shareholder. The lease arrangements pertain to space currently occupied by the Bank and consist of three branches and the Company's headquarters. As part of entering into these lease arrangements, the Company significantly increased its space in the headquarters building to allow for future growth. The lease terms are for a period of 10 years with renewal options for two additional five year periods. The Company also leases space for its Bala Cynwyd Branch from a non-affiliate.

                  FIRST STERLING BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          JUNE 30, 1996 AND 1995, AND DECEMBER 31, 1995 -- (CONTINUED)
                                  (UNAUDITED)

4. RELATED PARTY LEASES -- (CONTINUED)
     Future minimum rental payments, excluding real estate taxes, insurance and maintenance required under noncancelable operating leases that have initial or remaining lease terms in excess of one year at June 30, 1996 are as follows:


                                                                        AFFILIATED        TOTAL
                                                                       -------------  -------------
Six month period ended December 31, 1996.............................  $     278,257  $     335,108
Years ended December 31,
     1997............................................................        573,772        689,748
     1998............................................................        591,570        709,866
     1999............................................................        609,926        730,587
     2000............................................................        628,856        751,931
Thereafter...........................................................      3,449,672      3,878,270
                                                                       -------------  -------------
     Total...........................................................  $   6,132,053  $   7,095,509
                                                                       -------------  -------------
                                                                       -------------  -------------

     The leases also require the Company to pay its pro rata portion of increases over the base year in direct expenses such as maintenance, taxes and insurance.

     Rent expense for leases for the six months ended June 30, 1996 and 1995 was $397,903 and $215,104, respectively. Of these amounts, $340,903 and $158,479 were for leases to the related party described above.

     The Company has entered into an Agreement with the affiliate of the principal shareholder with respect to the corporate office lease. The Agreement allows the Company, at its election, to reduce its corporate office tenancy upon payment of a fee in the amount of $375,000 to the Landlord. Such Agreement, if exercised, will reduce the expansion space at corporate headquarters by approximately one-half and reduce the lease term for the balance of such space from ten years to five years.

     It is probable that the Company will exercise its option to reduce its corporate office tenancy in the event that the pending merger with Prime Bancorp, Inc. is consummated.

                        PRO FORMA COMBINED BALANCE SHEET
                                   (UNAUDITED)
                                  JUNE 30, 1996
                    (in thousands, except per share amounts)

                                        First                       Pro Forma
                             Prime      Sterling   Adjustments      Balance
                             --------   --------   -----------      ---------
Assets
Cash in Banks                 $ 17,338   $  4,595    $               $ 21,933
Interest-bearing deposits        3,286        192                       3,478
Federal funds sold               --         1,100                       1,100
                              --------   --------    --------        --------
  Cash and cash equivalents     20,624      5,887                      26,511
                              --------   --------    --------        --------

Investment securities           10,368        643                      11,011
Investment securities available
  for sale at market value      43,587     46,795                      90,382
Mortgage-backed securities      96,403        158                      96,561
Mortgage-backed securities
  available for sale at market
  value                         55,544       --                        55,544

Loans receivable               380,064    172,494                     552,558
  Deferred fees, net               (80)      --                           (80)
  Allowance for loan losses     (3,737)    (2,509)      (1,000)(4)     (7,246)
                              --------   --------    ---------       --------
     Loans receivable, net     376,247    169,985       (1,000)       545,232
                              --------   --------    ---------       --------

Loans held for sale              6,654       --                         6,654
Accrued interest receivable      4,894      2,101                       6,995
Real estate owned, at cost         481        102                         583
Land acquired for development
  and resale                    10,107       --                        10,107
Property and equipment           9,200      1,031        (300)(4)       9,931
Goodwill                         3,623       --                         3,623
Other assets                     6,828      1,242         847 (8)       8,917
                              --------   --------   ---------        --------
                              $644,560   $227,944   $    (453)       $872,051
                              --------   --------   ---------        --------
                              --------   --------   ---------        --------

Liabilities and Stockholders' Equity
Liabilities:
  Deposits                    $499,781   $157,014   $                $656,795
  Advances from Federal Home Loan
    Bank of Pittsburgh          12,000     48,622                      60,622
  Other borrowed money          68,760      6,168     (1,050)(7)       73,878
  Advance payments by borrowers
    for taxes and insurance      2,163        279                       2,442
  Other liabilities              3,808      3,185      1,550 (4)        8,543
                              --------   --------   --------         --------
                               586,512    215,268        500          802,280
                              --------   --------   --------         --------

Stockholders' equity
  Common stock                   3,909      1,470         95 (6,7)      5,474
  Additional paid-in capital    30,637      6,622        829 (6,7)     38,088
  Retained earnings             26,257      4,729     (2,075)(4,6)     28,911
  Valuation adjustment for debt
    securities net of taxes     (1,940)        53       --            (1,887)
  Treasury Stock                  (815)      (198)       198 (6)        (815)
                              --------   --------   --------        --------
                                58,048     12,676       (953)         69,771
                              --------   --------   --------        --------
                              $644,560   $227,944   $   (453)       $872,051
                              --------   --------   --------        --------
                              --------   --------   --------        --------

Book value per share            $15.58      $8.72                     $13.19

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 1996
                    (in thousands, except per share amounts)

                                                          First        Pro Forma
                                             Prime        Sterling     Balance
                                             --------     --------     ---------
Interest income                              $ 22,560     $  9,101     $ 31,661
Interest expense                               11,068        4,861       15,929
                                             --------     --------     --------
Net interest income                            11,492        4,240       15,732
                                             --------     --------     --------
Provision for loan losses                         650          185          835
                                             --------     --------     --------
Net interest income after provision for
  loan losses                                  10,842        4,055       14,897
                                             --------     --------     --------
Gain (loss) on sale of assets                     198            4          202
Rental income                                     143         --            143
Other income                                    1,033          344        1,377
Non-interest expense                            7,235        2,799       10,034
                                             --------     --------     --------
Income before income taxes                      4,981        1,604        6,585
Income tax expense                              1,733          550        2,283
                                             --------     --------     --------
Net income                                   $  3,248     $  1,054     $  4,302
                                             --------     --------     --------
                                             --------     --------     --------

Earnings per share:
   Primary                                     $  .86       $  .69       $  .80
   Fully diluted                                  .86          .66          .78

Weighted average number of shares outstanding:
   Primary                                  3,777,707    1,517,647    5,390,064
   Fully diluted                            3,780,589    1,628,157    5,503,456

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 1995
                    (in thousands, except per share amounts)

                                                          First        Pro Forma
                                             Prime        Sterling     Balance
                                             --------     --------     ---------
Interest income                              $ 21,044     $  7,579     $ 28,623
Interest expense                               10,599        4,016       14,615
                                             --------     --------     --------
Net interest income                            10,445        3,563       14,008
                                             --------     --------     --------
Provision for loan losses                         356          237          593
                                             --------     --------     --------
Net interest income after provision
  for loan losses                              10,089        3,326       13,415
                                             --------     --------     --------
Gain (loss) on sale of assets                     328          (17)         311
Rental income                                      54         --             54
Other income                                      809          286        1,095
Non-interest expense                            6,609        2,435        9,044
                                             --------     --------     --------
Income before income taxes                      4,671        1,160        5,831
Income tax expense                              1,709          398        2,107
                                             --------     --------     --------
Net income                                   $  2,962     $    762     $  3,724
                                             --------     --------     --------
                                             --------     --------     --------


Earnings per share:
   Primary                                     $  .79       $  .50       $  .71
   Fully diluted                                  .79          .48          .70

Weighted average number of shares outstanding:
   Primary                                  3,759,949    1,521,836    5,281,785
   Fully diluted                            3,761,713    1,632,346    5,394,059

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1995
                    (in thousands, except per share amounts)

                                                          First        Pro Forma
                                             Prime        Sterling     Balance
                                             --------     --------     ---------
Interest income                              $ 42,795     $ 16,184     $ 58,979
Interest expense                               21,825        8,732       30,557
                                             --------     --------     --------
Net interest income                            20,970        7,452       28,422
                                             --------     --------     --------
Provision for loan losses                         644          485        1,129
                                             --------     --------     --------
Net interest income after provision
  for loan losses                              20,326        6,967       27,293
                                             --------     --------     --------
Gain (loss) on sale of assets                                  728        4,732
Rental income                                     174         --            174
Other income                                    1,954          583        2,537
Non-interest expense                           13,831        5,099       18,930
                                             --------     --------     --------
Income before income taxes                      9,351        2,455       11,806
Income tax expense                              3,498          839        4,337
                                             --------     --------     --------
Net income                                   $  5,853     $  1,616     $  7,469
                                             --------     --------     --------
                                             --------     --------     --------


Earnings per share:
   Primary                                     $ 1.56       $ 1.07       $ 1.42
   Fully diluted                                 1.55         1.03         1.39

Weighted average number of shares outstanding:
   Primary                                  3,762,728    1,515,253    5,277,981
   Fully diluted                            3,773,808    1,625,763    5,399,571


              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1994
                    (in thousands, except per share amounts)


                                                          First        Pro Forma
                                             Prime        Sterling     Balance
                                             --------     --------     ---------
Interest income                              $ 34,986     $ 12,082     $ 47,068
Interest expense                               15,253        6,027       21,280
                                             --------     --------     --------
Net interest income                            19,733        6,055       25,788
                                             --------     --------     --------
Provision for loan losses                       1,243          351        1,594
                                             --------     --------     --------
Net interest income after provision
  for loan losses                              18,490        5,704       24,194
                                             --------     --------     --------
Gain (loss) on sale of assets                    (104)        (117)        (221)
Rental income                                     321         --            321
Other income                                    1,578          499        2,077
Non-interest expense                           11,336        4,698       16,034
                                             --------     --------     --------
Income before income taxes                      8,949        1,388       10,337
Income tax expense                              3,141          484        3,625
                                             --------     --------     --------
Net income                                   $  5,808     $    904     $  6,712
                                             --------     --------     --------
                                             --------     --------     --------

Earnings per share:
   Primary                                     $ 1.55       $  .62       $ 1.29
   Fully diluted                                 1.55          .61         1.27

Weighted average number of shares outstanding:
   Primary                                  3,736,405    1,464,598    5,201,003
   Fully diluted                            3,736,405    1,575,108    5,311,513

                     PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                         (UNAUDITED)
                                      DECEMBER 31, 1993
                          (in thousands, except per share amounts)

                                                         First        Pro Forma
                                            Prime        Sterling     Balance
                                            --------     --------     ---------
Interest income                             $ 31,310     $ 10,643     $ 41,953
Interest expense                              13,150        5,133       18,283
                                            --------     --------     --------
Net interest income                           18,160        5,510       23,670
                                            --------     --------     --------
Provision for loan losses                      1,442          718        2,160
                                            --------     --------     --------
Net interest income after provision for
  loan losses                                 16,718        4,792       21,510

Gain (loss) on sale of assets                    279          112          391
Rental income                                    350          --           350
Other income                                   1,233          626        1,859
Non-interest expense                           9,807        3,786       13,593
                                            --------     --------     --------
Income before income taxes and effect
  of cumulatie change in accounting
  principle                                    8,773        1,744       10,517
Income tax expense                             3,349          590        3,939
                                            --------     --------     --------
Income before effect of cumulative change
  in accounting principle                      5,424        1,154        6,578
Cumulative effect on prior years of change
  in tax accounting method                     1,055          --         1,055
                                            --------     --------     --------
Net income                                  $  6,479     $  1,154     $  7,633
                                            --------     --------     --------
                                            --------     --------    --------
Primary earnings per share:
  Income before effect of cumulative change
  in accounting principle                      $1.46       $0.83        $1.30
Cumulative effect on prior years of change
  in tax accounting method                      0.28         --          0.21
Net income                                     $1.75       $0.83        $1.51

Fully diluted earnings per share:
  Income before effect of cumulative change
  in accounting principle                      $1.46       $0.79        $1.27
Cumulative effect on prior years of change
  in tax accounting method                      0.28         --          0.20
Net income                                     $1.75       $0.79        $1.47

Weighted average number of shares
  outstanding:
Primary                                     3,706,276    1,396,503   5,102,779
Fully diluted                               3,712,344    1,520,032   5,232,376







                                     F-30

           FOOTNOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
                                (UNAUDITED)

(1) The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the applicable periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Pro forma financial information assumes the Merger was consummated as of the beginning of each of the periods indicated.

(2) It is assumed that the Merger will be accounted for on a pooling of interest accounting basis, and accordingly the related pro forma adjustments herein reflect, where applicable, an exchange ratio of 1.00 share of Prime Stock for each outstanding share of First Sterling common stock. In addition, upon consummation of the Merger, each outstanding share of PBI Stock will become one (1) share of Prime Stock.

(3) The pro forma condensed combined income statement does not reflect the estimated $1.00 million provision for loan losses related to First Sterling's loan portfolio, or charges and expenses of approximately $1.85 million attributable to the Merger since these charges are non-recurring.

(4) After the Merger, New Prime intends to modify First Sterling Bank's approach to the workout of certain assets. This strategy involves the accelerated resolution of problem assets which, Prime believes, is more economical than a long-term work out approach, and will allow management to concentrate its resources on growth and revenue generation. As a result of this strategy, Prime will take an addition to the allowance for loan losses of approximately $1.00 million ($620 thousand after-tax). These additional allocations represent approximately 0.5% of First Sterling's loan portfolio at June 30, 1996.

     The pro forma combined balance sheet data at June 30, 1996 reflects approximately $1.85 million of charges, which includes: $300 thousand for fixed asset and service contract write downs; $375 thousand for the reduction of both the space and term on First Sterling's office lease; $225 thousand for employee severance costs; and $950 thousand for other expenses directly attributable to the Merger. Accordingly, pro forma stockholders equity has been reduced by $953 thousand, representing the after tax effect of the charges and expenses attributable to the Merger and the conversion of the Debentures.

(5) In February 1992, the FASB issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109").
     Under the asset and liability method provided for by SFAS No. 109, deferred tax assets and liabilities are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable for future years to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Prime adopted SFAS No. 109 as of January 1, 1993. The cumulative effect of this change in accounting for income taxes of $1,055,000 has been calculated as of January 1, 1993 and is reported separately in the consolidated statement of operations for the year ended December 31, 1993. First Sterling also adopted SFAS No. 109 as of January 1, 1993; the impact of SFAS No. 109 on First Sterling was immaterial.

(6) Reflects the cancellation of 15,800 shares of First Sterling Stock held as treasury stock.

(7) Reflects the conversion of $1.05 million in principal amount of Debentures to 110,510 shares of Prime Stock.

(8) Reflects deferred tax receivable at statutory rates totalling $847 thousand related to approximately $1.2 million of expenses attributable to the Merger and the addition of approximately $1.0 million to First Sterling Bank's allowance for loan losses.

                                     F-32